PTC Announces Fiscal first Quarter 2021 Results

Strong ARR, Revenue and Cash Flow Performance

Raises FY’21 Guidance

BOSTON, MA, Jan 27, 2021 - PTC (NASDAQ: PTC) today reported financial results for its fiscal first quarter ended December 31, 2020.

“Fiscal 2021 is off to a great start with double-digit top line growth and strong cash flow generation in the first fiscal quarter. PTC’s results reflect strong demand across our product portfolio as customers continue to power their digital transformation initiatives with PTC’s market-leading solutions,” said James Heppelmann, President and CEO, PTC.

“With adoption of cloud and SaaS-based technologies accelerating in the industrial market, we believe our investments in product innovation and strategic acquisitions position PTC to take share and expand our leadership position in the markets we serve. The acquisition of Arena Solutions, which closed this month, together with Onshape, create the leading pure-SaaS CAD and PLM solution set in the market today. We are excited to welcome the Arena team, and pleased to complement our strong momentum in the traditional CAD and PLM markets,” concluded Heppelmann.

First quarter 2021 highlights1

Key operating and financial highlights are set forth below. For additional details, please refer to the Q1’21 earnings presentation and financial data tables that have been posted to the Investor Relations section of our website at investor.ptc.com.

•	ARR was $1.34 billion, which is growth of 16%, or 12% in constant currency, compared to Q1’20, reflecting strong performance in our Core and Growth businesses and in our global channel.
•	Revenue was $429 million compared to $356 million in Q1’20, growth of 20%, or 17% in constant currency, driven primarily by strong large-deal results and longer contract durations.
•	Cash flow from operations was $114 million and free cash flow was $111 million in Q1’21, compared to Q1’20 cash flow from operations of $8 million and free cash flow of $3 million.
•	Operating margin was 21% in Q1’21, compared to 9% in Q1’20; Q1’21 non-GAAP operating margin was 36%, compared to 26% in Q1’20.
•	Total cash and cash equivalents as of the end of Q1’21 was $399 million; total debt, net of deferred issuance costs, was $988 million.

Fiscal 2021 Guidance

“Given our strong financial performance again this quarter and the acquisition of Arena Solutions in January 2021, we are updating our fiscal 2021 financial guidance to reflect the effect of Arena Solutions2, the impact of foreign currency, and our Q1’21 performance,” said Kristian Talvitie, EVP and CFO, PTC.

[1]

We include operating and non-GAAP financial measures in our operational highlights. The detailed definitions of these items and reconciliations of Non-GAAP financial measures to comparable GAAP measures are included below and in the reconciliation tables at the end of this press release.

[2] Our FY’21 financial guidance does not include the effect of purchase accounting and related tax effects for Arena Solutions, which is expected to have a material effect on our financial statements.

Our FY’21 financial guidance includes the assumptions below:

•	Macroeconomic conditions related to the COVID-19 crisis remain stable near-term with conditions improving in the second-half of FY’21.
•	Organic ARR growth of 10% to 12% on a constant currency basis, an increase of 100 basis points at the low-end of guidance vs. our prior guidance.
•	Arena Solutions contributes ~400 basis points of ARR growth.
•	Changes in foreign currency since September 30, 2020 contribute ~200 basis points of ARR growth.
•	ARR growth includes a ~2% headwind from lower backlog for FY’21 exiting FY’20, resulting primarily from COVID-19-related bookings pressure in FY’20.
•	ARR YoY growth rates, on a constant currency basis, are expected to be approximately linear each quarter throughout FY’21.
•	Churn improves ~100 bps YoY.
•	GAAP tax rate is expected to be ~50%, including an approximately $35 million tax reserve related to an ongoing tax matter in a non-US jurisdiction. Non-GAAP tax rate is expected to be ~19%.
•	Operating cash flow and free cash flow benefit by ~$15 million from Fx, but the Fx benefit is offset by an un-forecasted foreign tax assessment of ~$15 million, related to the matter noted above.
•	Our FY’21 financial guidance does not include the effect of purchase accounting for Arena Solutions, which is expected to have a material effect on our financial statements.

In millions except per share amounts	Previous Guidance	Revised Guidance	YoY
ARR	$1,385 - $1,420	$1,470 - $1,500	16% - 18%
Cash from Operations	~$365	~$365	~55%
Free Cash Flow (1)	~$340	~$340	~60%
Revenue (2)	$1,550 - $1,600	$1,690 - $1,730	16% - 19%
GAAP Operating Margin (2)	13% - 14%	15% - 16%	100 bps – 200 bps
Non-GAAP Operating Margin (2)(3)	28% - 29%	30% - 31%	100 bps – 200 bps
GAAP EPS (2)	$1.03 - $1.23	$0.82 - $0.94	(27)% - (16)%
Non-GAAP EPS(2)(3)	$2.65 - $2.85	$3.05 - $3.25	19% -26%

(1)	Cash from operations and free cash flow include ~$15 million of restructuring payments and $16 million of acquisition-related payments; free cash flow is net of capital expenditures of ~$25 million.
(2)

Guidance does not include the impact of Arena Solutions purchase accounting as the valuation of the acquired assets and liabilities has not been completed. The purchase accounting will include valuing acquired deferred revenue, deferred commissions, intangible assets and deferred taxes, among other assets and liabilities and is expected to have a material impact on our financial statements.

(3)

The FY’21 non-GAAP guidance excludes the estimated items outlined in the table below, as well as any additional tax effects and discrete tax items (which are not known or reflected). Our FY’21 non-GAAP guidance also excludes tax expense of $35 million related to a non-US tax exposure, primarily related to foreign withholding taxes.  Our FY’21 non-GAAP guidance and the table below do not reflect purchase accounting or related tax effects for Arena Solutions.

In millions	FY’21
Acquisition-related charges	$15
Intangible asset amortization expense	$53
Stock-based compensation expense	$184
Total Estimated Pre-Tax GAAP adjustments	$252

PTC’s Fiscal First Quarter 2021 Results Conference Call

The Company will host a conference call to discuss results at 5:00 pm ET on Wednesday, January 27, 2021.

To participate in the live conference call, dial (866) 987-6881 OR (270) 215-9571 and provide the passcode 5165967, or log in to the webcast, available on PTC’s Investor Relations website. A replay will also be available.

Important Disclosures

Important Information About Our Non-GAAP Financial Measures

PTC provides supplemental non-GAAP financial measures to its financial results. We use these non-GAAP financial measures, and we believe that they assist our investors, to make period-to-period comparisons of our operating performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. These non-GAAP financial measures should not be construed as an alternative to GAAP results as the items excluded from the non-GAAP financial measures often have a material impact on our operating results, certain of those items are recurring, and others often recur. Management uses, and investors should consider, our non-GAAP financial measures only in conjunction with our GAAP results.

Non-GAAP revenue, non-GAAP operating expense, non-GAAP operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP EPS exclude the effect of the following items: stock-based compensation, amortization of acquired intangible assets, acquisition-related and other transactional charges included in general and administrative costs, restructuring and other charges, and income tax adjustments.  Additional information about the items we exclude from our non-GAAP financial measures and the reasons we exclude them can be found in “Non-GAAP Financial Measures” on page 25 of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020.

Free Cash Flow - PTC provides information on free cash flow to enable investors to assess our ability to generate cash without incurring additional external financings and to evaluate our performance against our announced long-term goals and intent to return approximately 50% of our free cash flow to shareholders via stock repurchases. As a reminder, following the acquisition of Arena Solutions, we intend to first de-lever until we are below our Debt/EBITDA target of 3x, then assess stock repurchases. Free cash flow is net cash provided by (used in) operations net of capital expenditures.  Free cash flow is not a measure of cash available for discretionary expenditures.

Constant Currency Change Metric - We present CC information for ARR and revenue to provide a framework for assessing how our underlying business performed excluding the effects of foreign currency rate fluctuations. To present CC information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the foreign exchange rate as of September 30, 2020, excluding the effect of any hedging, rather than the actual exchange rates in effect during that period.

Operating Measure

ARR - To help investors understand and assess the performance of our business as an on-premise subscription company we provide an ARR (Annual Run Rate) operating measure.  ARR represents the annual value of our portfolio of active renewable customer contracts as of the end of the reporting period, including subscription software, cloud, and support contracts. ARR includes orders placed under our Strategic Alliance Agreement with Rockwell Automation and includes orders placed to satisfy contractual quarterly minimum commitments.

We believe ARR is a valuable operating metric to measure the health of a subscription business because it captures expected subscription and support cash generation from new customers, existing customer renewals and expansions, and includes the impact of churn, which reflects gross churn, offset by the impact of any price increases. Because this measure represents the annual value of renewable customer contracts as of the end of a reporting period, ARR does not represent revenue for any particular period or remaining revenue that will be recognized in future periods.

Forward-Looking Statements

Statements in this press release that are not historic facts, including statements about our future financial and growth expectations and targets, debt repayment and potential stock repurchases, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include: the macroeconomic and/or global manufacturing climates may not improve when or as we expect, or may deteriorate, due to, among other factors, the COVID-19 pandemic, which could cause customers to delay or reduce purchases of new software, reduce the number of subscriptions they carry, or delay payments to us, all of which would adversely affect ARR and our financial results, including cash flow; our businesses, including our SaaS businesses, may not expand and/or generate the revenue or ARR we expect if customers are slower to adopt our technologies than we expect or if they adopt competing technologies; we may be unable to generate sufficient operating cash flow to repay our outstanding debt when or as we expect or to return 50% of free cash flow to shareholders, and other uses of cash or our credit facility limits or other matters could preclude such repayment and/or repurchases; foreign exchange rates may differ materially from those we expect; orders associated with minimum purchase commitments under our Strategic Alliance Agreement with Rockwell Automation may not result in subscription contracts sold through to end-user customers, which could cause the ARR associated with those orders to churn in the future; our strategic initiatives and investments may not generate the revenue or ARR we expect; we may be unable to expand our partner ecosystem as we expect and our partners may not generate the revenue we expect.  In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

About PTC (NASDAQ: PTC)

PTC unleashes industrial innovation with award-winning, market-proven solutions that enable companies to differentiate their products and services, improve operational excellence, and increase workforce productivity. With PTC and its partner ecosystem manufacturers can capitalize on the promise of today’s new technology to drive digital transformation.

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PTC Investor Relations Contacts

Tim Fox
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Emily Walt
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PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended
	December 31,	December 28,
	2020	2019

Revenue:
Recurring revenue	$384,957	$305,368
Perpetual license	8,463	8,998
Professional services	35,630	41,744
Total revenue (1)	429,050	356,110

Cost of revenue (2)	86,830	87,405

Gross margin	342,220	268,705

Operating expenses:
Sales and marketing (2)	124,725	107,604
Research and development (2)	70,835	65,308
General and administrative (2)	49,528	44,557
Amortization of acquired intangible assets	6,547	6,777
Restructuring and other charges, net	247	14,034
Total operating expenses	251,882	238,280

Operating income	90,338	30,425
Other expense, net	(12,931)	(11,394)
Income before income taxes	77,407	19,031
Provision (benefit) for income taxes	53,892	(16,424)
Net income	$23,515	$35,455

Earnings per share:
Basic	$0.20	$0.31
Weighted average shares outstanding	116,401	115,190

Diluted	$0.20	$0.31
Weighted average shares outstanding	117,605	115,691

(1) See supplemental financial data for revenue by license, support, and professional services.
(2) See supplemental financial data for additional information about stock-based compensation.

PTC Inc.
SUPPLEMENTAL FINANCIAL DATA FOR REVENUE AND STOCK-BASED COMPENSATION
(in thousands, except per share data)

Revenue by license, support and services is as follows:
	Three Months Ended
	December 31,	December 28,
	2020	2019
License revenue (1)	$177,175	$123,430
Support and cloud services revenue	216,245	190,936
Professional services revenue	35,630	41,744
Total revenue	$429,050	$356,110

(1) License revenue includes the portion of subscription revenue allocated to license.

The amounts in the income statement include stock-based compensation as follows:

	Three Months Ended
	December 31,	December 28,
	2020	2019
Cost of revenue	$4,434	$3,043
Sales and marketing	14,999	7,452
Research and development	8,443	6,932
General and administrative	18,212	10,509
Total stock-based compensation	$46,088	$27,936

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended
	December 31,	December 28,
	2020	2019

GAAP gross margin	$342,220	$268,705
Stock-based compensation	4,434	3,043
Amortization of acquired intangible assets included in cost of revenue	6,267	6,799
Non-GAAP gross margin	$352,921	$278,547

GAAP operating income	$90,338	$30,425
Stock-based compensation	46,088	27,936
Amortization of acquired intangible assets	12,814	13,576
Acquisition-related and other transactional charges	3,916	7,129
Restructuring and other charges, net	247	14,034
Non-GAAP operating income (1)	$153,403	$93,100

GAAP net income	$23,515	$35,455
Stock-based compensation	46,088	27,936
Amortization of acquired intangible assets	12,814	13,576
Acquisition-related and other transactional charges	3,916	7,129
Restructuring and other charges, net	247	14,034
Income tax adjustments (2)	27,151	(31,966)
Non-GAAP net income	$113,731	$66,164

GAAP diluted earnings per share	$0.20	$0.31
Stock-based compensation	0.39	0.24
Amortization of acquired intangibles	0.11	0.12
Acquisition-related and other transactional charges	0.03	0.06
Restructuring and other charges, net	-	0.12
Income tax adjustments	0.23	(0.28)
Non-GAAP diluted earnings per share	$0.97	$0.57

(1) Operating margin impact of non-GAAP adjustments:
	Three Months Ended
	December 31,	December 28,
	2020	2019
GAAP operating margin	21.1%	8.5%
Stock-based compensation	10.7%	7.8%
Amortization of acquired intangibles	3.0%	3.8%
Acquisition-related and other transactional charges	0.9%	2.0%
Restructuring and other charges, net	0.1%	3.9%
Non-GAAP operating margin	35.8%	26.1%

(2)

We have recorded a full valuation allowance against our U.S. net deferred tax assets. As we are profitable on a non-GAAP basis, the 2021 and 2020 non-GAAP tax provisions are being calculated assuming there is no valuation allowance. In Q1'20, our GAAP results included a benefit of $21.0 million related to the release of a valuation allowance related to the Onshape acquisition. As the non-GAAP tax provision is calculated assuming that there is no valuation allowance, this benefit has been excluded. Income tax adjustments reflect the tax effects of non-GAAP adjustments which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above. Additionally, our Q1’21 non-GAAP results exclude tax expense of $34.6 million related to a non-U.S. tax exposure, primarily related to foreign withholding taxes.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	December 31,	December 28,
	2020	2019

Cash flows from operating activities:
Net income	$23,515	$35,455
Stock-based compensation	46,088	27,936
Depreciation and amortization	18,835	19,588
Amortization of right-of-use lease assets	9,391	8,757
Accounts receivable	10,315	34,314
Accounts payable and accruals	3,129	(15,522)
Deferred revenue	(851)	(34,952)
Income taxes	44,537	(42,702)
Other	(41,197)	(25,362)
Net cash provided by operating activities	113,762	7,512

Capital expenditures	(2,857)	(4,707)
Acquisition of businesses, net of cash acquired (1)	-	(467,749)
Borrowings (payments) on debt, net	(18,000)	455,000
Payments of withholding taxes in connection with vesting of stock-based awards	(24,500)	(22,849)
Settlement of net investment hedges	(7,359)	(870)
Net proceeds from (purchases of) marketable securities (2)	58,469	(93)
Other financing & investing activities	(1,829)	(1,005)
Foreign exchange impact on cash	5,553	1,991

Net change in cash, cash equivalents, and restricted cash	123,239	(32,770)
Cash, cash equivalents, and restricted cash, beginning of period	275,960	270,689
Cash, cash equivalents, and restricted cash, end of period	$399,199	$237,919

	Three Months Ended
	December 31,	December 28,
	2020	2019
Cash provided by operating activities	$113,762	$7,512
Capital expenditures	(2,857)	(4,707)
Free cash flow (3)	$110,905	$2,805

(1)	In the first quarter of 2020, we acquired Onshape for $469 million, net of cash acquired.
(2)	In the first quarter of 2021, we sold all of our available-for-sale securities.
(3)

Free cash flow includes $7.3 million of restructuring and other related payments in the three months ended December 31, 2020, compared with $3.3 million in the three months ended December 28, 2019. Free cash flow includes $2.9 million of acquisition-related payments in the three months ended December 31, 2020, compared with $6.4 million in the three months ended December 28, 2019.